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           SEE REVERSE SIDE FOR STATEMENT OF RESTRICTIONS

           INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

 NUMBER 1                                          SHARES

                         MAKEPEACE CAPITAL CORP.

            AUTHORIZED: 100,000,000 SHARES OF COMMON STOCK

                          COMMON STOCK

This Certifies that            is the registered holder of
(            ) Shares transferable only on the books of the Corporation by the holder hereof in person or by attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunder affixed this 4th day of February A.D. 1997.

          , SECRETARY          SEAL                 , PRESIDENT